Cousins
NASHVILLE, TN

Q1 2022 EARNINGS RELEASE & SUPPLEMENTAL INFORMATION

Cousins Properties	1	Q1 2022 Supplemental Information

FORWARD-LOOKING STATEMENTS

Certain matters contained in this report are “forward-looking statements” within the meaning of the federal securities laws and are subject to uncertainties and risks, as itemized in Item 1A included in the Annual Report on Form 10-K for the year ended December 31, 2021, and the Quarterly Report on Form 10-Q for the quarter ended March 31, 2022. These forward-looking statements include information about possible or assumed future results of the business and our financial condition, liquidity, results of operations, plans, and objectives. They also include, among other things, statements regarding subjects that are forward-looking by their nature, such as: guidance and underlying assumptions; business and financial strategy; future debt financings; future acquisitions and dispositions of operating assets or joint venture interests; future acquisitions and dispositions of land, including ground leases; future development and redevelopment opportunities, including fee development opportunities; future issuances and repurchases of common stock, limited partnership units, or preferred stock; future distributions; projected capital expenditures; market and industry trends; entry into new markets or changes in existing market concentrations; future changes in interest rates; and all statements that address operating performance, events, or developments that we expect or anticipate will occur in the future — including statements relating to creating value for stockholders.

Any forward-looking statements are based upon management's beliefs, assumptions, and expectations of our future performance, taking into account information that is currently available. These beliefs, assumptions, and expectations may change as a result of possible events or factors, not all of which are known. If a change occurs, our business, financial condition, liquidity, and results of operations may vary materially from those expressed in forward-looking statements. Actual results may vary from forward-looking statements due to, but not limited to, the following: the availability and terms of capital; the ability to refinance or repay indebtedness as it matures; the failure of purchase, sale, or other contracts to ultimately close; the failure to achieve anticipated benefits from acquisitions, investments, or dispositions; the potential dilutive effect of common stock or operating partnership unit issuances; the availability of buyers and pricing with respect to the disposition of assets; changes in national and local economic conditions, the real estate industry, and the commercial real estate markets in which we operate (including supply and demand changes), particularly in Atlanta, Austin, Charlotte, Phoenix, Tampa, Dallas, and Nashville, where we have high concentrations of our lease revenues, including the impact of high unemployment, volatility in the public equity and debt markets, and international economic and other conditions; the impact of a public health crisis, including the COVID-19 pandemic, and the governmental and third-party response to such a crisis, which may affect our key personnel, our tenants, and the costs of operating our assets; sociopolitical unrest such as political instability, civil unrest, armed hostilities, or political activism which may result in a disruption of day-to-day building operations; changes to our strategy in regard to our real estate assets which may require impairment to be recognized; leasing risks, including the ability to obtain new tenants or renew expiring tenants, the ability to lease newly developed and/or recently acquired space, the failure of a tenant to commence or complete tenant improvements on schedule or to occupy leased space, and the risk of declining leasing rates; changes in the needs of our tenants brought about by the desire for co-working arrangements, trends toward utilizing less office space per employee, and the effect of employees working remotely; any adverse change in the financial condition of one or more of our tenants; volatility in interest rates and insurance rates; inflation and continuing increases in the inflation rate; competition from other developers or investors; the risks associated with real estate developments (such as zoning approval, receipt of required permits, construction delays, cost overruns, and leasing risk); cyber security breaches; changes in senior management, changes in the Board of Directors, and the loss of key personnel; the potential liability for uninsured losses, condemnation, or environmental issues; the potential liability for a failure to meet regulatory requirements; the financial condition and liquidity of, or disputes with, joint venture partners; any failure to comply with debt covenants under credit agreements; any failure to continue to qualify for taxation as a real estate investment trust and meet regulatory requirements; potential changes to state, local, or federal regulations applicable to our business; material changes in the rates, or the ability to pay, dividends on common shares or other securities; potential changes to the tax laws impacting REITs and real estate in general; and those additional risks and factors discussed in reports filed with the Securities and Exchange Commission ("SEC") by the Company.

The words “believes,” “expects,” “anticipates,” “estimates,” “plans,” “may,” “intend,” “will,” or similar expressions are intended to identify forward-looking statements. Although we believe that our plans, intentions, and expectations reflected in any forward-looking statements are reasonable, we can give no assurance that such plans, intentions, or expectations will be achieved. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information, or otherwise, except as required under U.S. federal securities laws.

Cousins Properties	2	Q1 2022 Supplemental Information

EARNINGS RELEASE

COUSINS PROPERTIES REPORTS FIRST QUARTER 2022 RESULTS

ATLANTA (April 28, 2022) - Cousins Properties (NYSE:CUZ) today reported its results of operations for the quarter ended March 31, 2022.
“We have been proactively assembling a Sun Belt trophy office portfolio for over a decade. The heavy lift of upgrading asset quality is largely behind us,” said Colin Connolly, president and chief executive officer of Cousins Properties. "We have firmly established a unique and compelling position in the office sector. Looking forward, we have never been more excited about the power of our platform to drive earnings and increase shareholder value."

Financial Results
For first quarter 2022:
•Net income available to common stockholders was $28.0 million, or $0.19 per share, compared to $29.1 million, or $0.20 per share, for first quarter 2021.
•Funds From Operations ("FFO") was $99.4 million, or $0.67 per share, compared to $102.0 million, or $0.69 per share, for first quarter 2021.

Operations and Leasing Activity
For first quarter 2022:
•Same property net operating income ("NOI") on a cash-basis increased 0.1%.
•Second generation net rent per square foot on a cash-basis increased 15.4%.
•Executed 324,000 square feet of office leases, including 224,000 square feet of new and expansion leases, representing 69% of total leasing activity.

Investment and Financing Activity
Subsequent to quarter end:
•Purchased for $43.4 million our partner's 10% interest in Avalon, a consolidated joint venture between Cousins and Hines that developed and owned the 8000 Avalon and 10000 Avalon office properties in Atlanta. The purchase price included a promote to our partner in excess of its partnership interest and represented a negotiated fair value for the properties of $301.5 million.

Cousins Properties	3	Q1 2022 Supplemental Information

EARNINGS RELEASE

Earnings Guidance
Full year 2022 earnings guidance remains unchanged from the previous quarter.
•Net income in the range of $0.75 to $0.83 per share.
•FFO in the range of $2.70 to $2.78 per share.
•Guidance includes settlement, during the first half of 2022, of forward contracts outstanding for 2.6 million shares of common stock sold under the Company's ATM program. Gross proceeds of approximately $105 million will fund the Company's recent acquisition of Heights Union on a leverage neutral basis.
•Guidance does not include any speculative operating property acquisitions, operating property dispositions, or development starts.
•Guidance reflects management’s current plans and assumptions as of the date of this report, and it is subject to the risks and uncertainties more fully described in our Securities and Exchange Commission filings. Actual results could differ materially from this guidance.

Investor Conference Call and Webcast
The Company will conduct a conference call at 10:00 a.m. (Eastern Time) on Friday, April 29, 2022 to discuss the results of the quarter ended March 31, 2022. The number to call for this interactive teleconference is (877) 247-1056. The live webcast of this call can be accessed on the Company's website, www.cousins.com, through the “Cousins Properties First Quarter Conference Call” link on the Investor Relations page. A replay of the conference call will be available for seven days by dialing (877) 344-7529 and entering the passcode 1847512. The playback can also be accessed on the Company's website.

Cousins Properties	4	Q1 2022 Supplemental Information

COMPANY INFORMATION

THE COMPANY

Cousins Properties Incorporated ("Cousins") is a fully integrated, self-administered and self-managed real estate investment trust (REIT). The Company, based in Atlanta and acting through its operating partnership, Cousins Properties LP, primarily invests in Class A office buildings located in high-growth Sun Belt markets. Founded in 1958, Cousins creates shareholder value through its extensive expertise in the development, acquisition, leasing, and management of high-quality real estate assets. The Company has a comprehensive strategy in place based on a simple platform, trophy assets, and opportunistic investments. For more information, please visit www.cousins.com.
MANAGEMENT

M. Colin Connolly	Gregg D. Adzema	Kennedy Hicks	Richard G. Hickson IV
President and Chief Executive Officer	Executive Vice President and Chief Financial Officer	Executive Vice President, Investments and Managing Director - Atlanta	Executive Vice President, Operations

John S. McColl	Pamela F. Roper	Jeffrey D. Symes
Executive Vice President, Development	Executive Vice President, General Counsel and Corporate Secretary	Senior Vice President and Chief Accounting Officer
BOARD OF DIRECTORS

Robert M. Chapman	Charles T. Cannada	M. Colin Connolly
Non-executive Chairman, Chief Executive Officer of Centerpoint Properties Trust	Private Investor	President and Chief Executive Officer of Cousins Properties

Scott W. Fordham	Lillian C. Giornelli	R. Kent Griffin Jr.
Former Chief Executive Officer and Director of TIER REIT, Inc.	Chairman, Chief Executive Officer and Trustee of The Cousins Foundation Inc.	Managing Director of Phicas Investors

Donna W. Hyland	Dionne Nelson	R. Dary Stone
President and Chief Executive Officer of Children's Healthcare of Atlanta	President and Chief Executive Officer of Laurel Street Residential	President and Chief Executive Officer of R.D. Stone Interests
COMPANY INFORMATION / EQUITY COVERAGE(1)

Corporate Headquarters	Transfer Agent	BofA Securities	RW Baird	Wells Fargo	Barclays
3344 Peachtree Road NE Suite 1800 Atlanta GA 30326 404.407.1000	American Stock Transfer & Trust Company LLC astfinancial.com 800.937.5449	James Feldman 646.855.5808	David Rodgers 216.737.7341	Blaine Heck 443.263.6529	Anthony Powell 212.526.8768

Investor Relations	Stock Exchange	Green Street Advisors	J.P. Morgan	Truist Securities
Roni Imbeaux Vice President, Finance and Investor Relations rimbeaux@cousins.com 404.407.1104	NYSE: CUZ	Daniel Ismail 949.640.8780	Anthony Paolone 212.622.6682	Michael Lewis 212.319.5659
(1) Please note that any opinions, estimates, or forecasts regarding Cousins' performance made by the analysts listed above are theirs alone and do not represent opinions, forecasts or predictions of Cousins or its management. Cousins does not, by its reference above or distribution, imply its endorsement of, or concurrence with such information, conclusions, or recommendations.

Cousins Properties	5	Q1 2022 Supplemental Information

CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	March 31, 2022	December 31, 2021
Assets:	(unaudited)
Real estate assets:
Operating properties, net of accumulated depreciation of $923,735 and $874,988 in 2022 and 2021, respectively	$6,497,936	$6,506,910
Projects under development	205,885	174,803
Land	157,680	157,681
	6,861,501	6,839,394

Cash and cash equivalents	7,000	8,937
Restricted cash	1,231	1,231
Accounts receivable	16,790	12,553
Deferred rents receivable	160,501	154,866
Investment in unconsolidated joint ventures	93,307	77,811
Intangible assets, net	159,853	168,553
Other assets, net	59,912	48,689
Total assets	$7,360,095	$7,312,034
Liabilities:
Notes payable	$2,349,484	$2,237,509
Accounts payable and accrued expenses	192,028	224,523
Deferred income	74,951	74,515
Intangible liabilities, net	60,252	63,223
Other liabilities	100,735	111,864
Total liabilities	2,777,450	2,711,634
Commitments and contingencies
Equity:
Stockholders' investment:
Common stock, $1 par value per share, 300,000,000 shares authorized, 151,348,628 and 151,272,969 shares issued and outstanding in 2022 and 2021, respectively	151,349	151,273
Additional paid-in capital	5,550,718	5,549,308
Treasury stock at cost, 2,584,933 shares in 2022 and 2021	(148,473)	(148,473)
Distributions in excess of cumulative net income	(1,005,951)	(985,338)
Total stockholders' investment	4,547,643	4,566,770
Nonredeemable noncontrolling interests	35,002	33,630
Total equity	4,582,645	4,600,400
Total liabilities and equity	$7,360,095	$7,312,034

Cousins Properties	6	Q1 2022 Supplemental Information

CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited; in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2022	2021
Revenues:
Rental property revenues	$183,227	$184,807
Fee income	1,388	4,529
Other	2,283	214
	186,898	189,550
Expenses:
Rental property operating expenses	64,877	66,395
Reimbursed expenses	360	368
General and administrative expenses	8,063	6,733
Interest expense	15,525	17,208
Depreciation and amortization	70,744	70,870
Other	221	590
	159,790	162,164

Income from unconsolidated joint ventures	1,124	1,903
Gain on sales of investments in unconsolidated joint ventures	—	39
Loss on investment property transactions	(69)	(17)
Net income	28,163	29,311
Net income attributable to noncontrolling interests	(179)	(201)
Net income available to common stockholders	$27,984	$29,110

Net income per common share — basic and diluted	$0.19	$0.20
Weighted average shares — basic	148,739	148,624
Weighted average shares — diluted	149,002	148,725

Cousins Properties	7	Q1 2022 Supplemental Information

KEY PERFORMANCE METRICS

	2020	2021 1st	2021 2nd	2021 3rd	2021 4th	2021	2022 1st
Property Statistics
Consolidated Operating Properties	33	33	32	32	32	32	33
Consolidated Rentable Square Feet (in thousands)	18,897	19,145	18,122	17,899	17,758	17,758	18,136
Unconsolidated Operating Properties	3	3	4	3	3	3	3
Unconsolidated Rentable Square Feet (in thousands)	1,107	1,107	1,460	1,179	1,179	1,179	1,179
Total Operating Properties	36	36	36	35	35	35	36
Total Rentable Square Feet (in thousands)	20,004	20,252	19,582	19,078	18,937	18,937	19,315

Office Leasing Activity (1)
Net Leased during the Period (SF, in thousands)	1,421	271	484	597	743	2,096	324
Net Rent (per SF)	$32.20	$31.12	$32.38	$34.73	$39.02	$35.24	$35.45
Net Free Rent (per SF)	(1.38)	(1.70)	(1.33)	(1.59)	(1.31)	(1.45)	(2.36)
Leasing Commissions (per SF)	(2.57)	(2.26)	(2.70)	(3.05)	(2.76)	(2.77)	(3.01)
Tenant Improvements (per SF)	(3.75)	(3.63)	(4.58)	(6.03)	(6.26)	(5.47)	(6.34)
Leasing Costs (per SF)	(7.70)	(7.59)	(8.61)	(10.67)	(10.33)	(9.69)	(11.71)
Net Effective Rent (per SF)	$24.50	$23.53	$23.77	$24.06	$28.69	$25.55	$23.74
Change in Second Generation Net Rent	27.2%	21.5%	21.7%	31.6%	17.1%	24.7%	27.4%
Change in Cash-Basis Second Generation Net Rent	13.1%	10.5%	12.9%	23.1%	6.0%	15.1%	15.4%

Same Property Information (2)
Percent Leased (period end)	92.7%	89.9%	90.7%	90.7%	90.5%	90.5%	90.0%
Weighted Average Occupancy	91.8%	89.3%	90.7%	89.0%	88.1%	90.0%	87.0%
Change in NOI (over prior year period)	(0.5)%	(4.1)%	1.4%	(1.4)%	(1.1)%	(0.5)%	(2.0)%
Change in Cash-Basis NOI (over prior year period)	0.7%	(2.7)%	7.1%	3.6%	2.1%	3.5%	0.1%

Development Pipeline (3)
Estimated Project Costs (in thousands)	$449,400	$363,000	$492,200	$662,500	$759,000	$759,000	$566,000
Estimated Project Costs/Total Undepreciated Assets	5.4%	4.3%	6.1%	8.1%	8.9%	8.9%	6.6%

Market Capitalization (4)
Common Stock Price	$33.50	$35.35	$36.78	$37.29	$40.28	$40.28	$40.29
Common Stock/Units Outstanding (in thousands)	148,589	148,679	148,713	148,713	148,713	148,713	148,788
Equity Market Capitalization (in thousands)	$4,977,732	$5,255,803	$5,469,664	$5,545,508	$5,990,160	$5,990,160	$5,994,669
Debt (in thousands)	2,277,759	2,358,860	2,195,653	2,206,306	2,350,314	2,350,314	2,462,197
Total Market Capitalization (in thousands)	$7,255,491	$7,614,663	$7,665,317	$7,751,814	$8,340,474	$8,340,474	$8,456,866

Continued on next page

Cousins Properties	8	Q1 2022 Supplemental Information

KEY PERFORMANCE METRICS

	2020	2021 1st	2021 2nd	2021 3rd	2021 4th	2021	2022 1st
Credit Ratios (4)
Net Debt/Total Market Capitalization	31.2%	30.7%	28.4%	28.1%	28.0%	28.0%	28.9%
Net Debt/Total Undepreciated Assets	27.0%	27.6%	26.9%	26.7%	27.5%	27.5%	28.4%
Net Debt/Annualized EBITDAre	4.84	4.87	4.55	4.54	4.86	4.86	5.28
Fixed Charges Coverage (EBITDAre)	6.00	5.42	5.43	5.43	5.51	5.45	5.56

Dividend Information (4)
Common Dividend per Share	$1.20	$0.31	$0.31	$0.31	$0.31	$1.24	$0.32
Funds From Operations (FFO) Payout Ratio	43.1%	45.2%	45.1%	45.0%	45.6%	45.3%	48.7%
Funds Available for Distribution (FAD) Payout Ratio	67.9%	57.8%	64.6%	66.6%	64.9%	63.3%	67.3%

Operations Ratio (4)
Annualized General and Administrative Expenses/ Total Undepreciated Assets	0.32%	0.32%	0.36%	0.39%	0.34%	0.34%	0.38%

Additional Information
In-Place Gross Rent (per square foot) (5)	$40.26	$40.71	$42.00	$42.87	$42.85	$42.85	$43.90
Straight-Line Rental Revenue (in thousands) (4)	$42,215	$7,739	$5,625	$6,852	$5,287	$25,503	$5,501
Above and Below Market Rents Amortization, Net (in thousands) (4)	$10,061	$2,388	$2,069	$1,989	$1,946	$8,392	$1,771
Second Generation Capital Expenditures (in thousands) (4)	$97,783	$12,093	$23,118	$24,880	$24,365	$84,456	$23,096

(1)	See Office Leasing Activity on page 19 for additional detail and explanations.
(2)
Same Property Information is derived from the pool of same office properties as existed in the period originally reported. See Same Property Performance on page 18 and Non-GAAP Financial Measures - Calculations and Reconciliations on page 31 for additional information.

(3)	The Company's share of estimated project costs. See Development Pipeline on page 25 for additional detail.
(4)	See Non-GAAP Financial Measures - Calculations and Reconciliations beginning on page 31.
(5)	In-place gross rent equals the annualized cash rent including the tenant's share of estimated operating expenses, if applicable, as of the end of the period divided by occupied square feet.

Cousins Properties	9	Q1 2022 Supplemental Information

KEY PERFORMANCE METRICS

Total Rentable Square Feet             Equity Market Capitalization           Net Debt / Annualized EBITDAre

Same Property NOI Change         Second Generation Net Rent Change      Annualized General & Administrative
Cash-Basis (1)                     Cash-Basis (1)             Expenses / Total Undepreciated Assets
(1) Office properties only.

    Note: See additional information included herein for calculations, definitions, and reconciliations to GAAP financial measures.

Cousins Properties	10	Q1 2022 Supplemental Information

FUNDS FROM OPERATIONS - SUMMARY (1)

	(amounts in thousands, except per share amounts)
	2020	2021 1st	2021 2nd	2021 3rd	2021 4th	2021	2022 1st
NOI	$486,034	$123,124	$122,705	$124,148	$123,743	$493,720	$119,607
Gain (Loss) on Sales of Undepreciated Investment Properties	612	—	—	(64)	—	(64)	—
Fee Income	18,226	4,530	4,803	3,094	3,132	15,559	1,388
Other Income	4,325	298	897	2,013	2,595	5,803	3,780
Reimbursed Expenses	(1,580)	(368)	(398)	(383)	(1,327)	(2,476)	(360)
General and Administrative Expenses	(27,034)	(6,733)	(7,313)	(7,969)	(7,306)	(29,321)	(8,063)
Interest Expense	(62,676)	(17,723)	(17,519)	(17,513)	(17,182)	(69,937)	(16,142)
Other Expenses	(3,972)	(1,010)	(967)	(764)	(719)	(3,460)	(630)
Depreciation and Amortization of Non-Real Estate Assets	(688)	(158)	(157)	(156)	(152)	(623)	(155)
FFO (1)	$413,247	$101,960	$102,051	$102,406	$102,784	$409,201	$99,425
Weighted Average Shares - Diluted	148,636	148,725	148,740	148,772	148,905	148,891	149,002
FFO per Share (1)	$2.78	$0.69	$0.69	$0.69	$0.69	$2.75	$0.67

(1) See pages 31 and 34 for reconciliations of Funds From Operations to net income available to common shareholders.

Cousins Properties	11	Q1 2022 Supplemental Information

FUNDS FROM OPERATIONS - DETAIL (1)

	(amounts in thousands, except per share amounts)
	2020	2021 1st	2021 2nd	2021 3rd	2021 4th	2021	2022 1st
NOI
Consolidated Properties
The Domain (2)	$43,006	$14,118	$15,019	$15,989	$15,861	$60,987	$15,443
Terminus (2)	27,695	7,192	6,461	6,390	7,105	27,148	7,439
Spring & 8th (2)	29,232	7,367	7,320	7,367	7,359	29,413	7,424
Corporate Center (2)	25,397	7,371	7,157	7,326	7,252	29,106	7,050
Hayden Ferry (2)	24,346	6,221	6,079	6,128	6,100	24,528	6,133
Northpark (2)	27,668	6,760	6,588	6,562	6,652	26,562	6,098
725 Ponce	—	—	—	3,132	4,537	7,669	4,527
One Eleven Congress	18,030	4,564	4,466	5,042	4,121	18,193	4,342
San Jacinto Center	14,966	3,750	3,912	3,871	4,119	15,652	4,252
Fifth Third Center	18,354	4,782	4,963	4,437	4,410	18,592	4,229
3344 Peachtree	15,083	3,549	3,690	3,874	3,814	14,927	3,966
BriarLake Plaza (2)	18,104	4,483	4,530	4,913	4,216	18,142	3,879
Buckhead Plaza (2)	12,278	2,509	2,980	3,207	3,881	12,577	3,646
Avalon (2)	10,999	3,714	3,993	3,283	3,391	14,381	3,637
300 Colorado	—	—	—	—	—	—	3,275
Colorado Tower	12,348	2,382	3,253	3,563	3,862	13,060	3,155
The RailYard	929	3,175	3,112	3,172	3,037	12,496	3,153
The Terrace (2)	16,141	4,341	4,213	4,132	4,027	16,713	3,133
Promenade Tower	16,813	4,060	4,116	4,156	2,601	14,933	2,968
550 South	10,720	2,687	2,626	2,684	2,596	10,593	2,652
Legacy Union One	9,585	2,363	2,371	2,367	2,365	9,466	2,357
Domain Point (2)	5,744	1,265	1,243	1,168	1,379	5,055	1,761
Heights Union (2)	—	—	—	—	1,303	1,303	1,641
Tempe Gateway	7,516	1,417	1,452	1,734	1,483	6,086	1,423
111 West Rio	5,497	1,387	1,397	1,437	1,409	5,630	1,419
3348 Peachtree	5,460	1,262	1,258	1,344	1,563	5,427	1,257
The Pointe	4,752	1,199	1,043	1,267	1,176	4,685	1,156
Research Park V	4,125	1,038	985	1,055	966	4,044	1,059
Meridian Mark Plaza	4,159	1,018	1,040	1,022	1,030	4,110	1,042
3350 Peachtree	9,651	2,280	2,255	609	939	6,083	992
5950 Sherry Lane	5,001	1,188	1,200	1,057	1,104	4,549	951
Harborview Plaza	3,291	831	720	841	819	3,211	844
Promenade Central (3)	9,340	2,286	2,278	2,242	2,220	9,026	—
Other (4)	50,968	7,811	5,548	3,015	3,776	20,150	585
Subtotal - Consolidated	467,198	118,370	117,268	118,386	120,473	474,497	116,888
Continued on next page

Cousins Properties	12	Q1 2022 Supplemental Information

FUNDS FROM OPERATIONS - DETAIL (1)

	(amounts in thousands, except per share amounts)
	2020	2021 1st	2021 2nd	2021 3rd	2021 4th	2021	2022 1st
Unconsolidated Properties (5)
Carolina Square (2)	4,940	1,315	1,517	1,192	1,228	5,252	1,313
Emory University Hospital Midtown	4,210	1,048	1,094	1,092	1,098	4,332	1,112
120 West Trinity (2)	(49)	151	204	231	241	827	301
Other (6)	9,735	2,240	2,622	3,247	703	8,812	(7)
Subtotal - Unconsolidated	18,836	4,754	5,437	5,762	3,270	19,223	2,719
Total Net Operating Income (1)	486,034	123,124	122,705	124,148	123,743	493,720	119,607

Gain (Loss) on Sales of Undepreciated Investment Properties
Consolidated	—	—	—	(64)	—	(64)	—
Unconsolidated (5)	612	—	—	—	—	—	—
Total Gain (Loss) on Sales of Undepreciated Investment Properties	612	—	—	(64)	—	(64)	—

Fee Income
Development Fees	15,334	3,900	4,173	2,476	1,532	12,081	817
Management Fees (7)	2,756	579	616	594	1,585	3,374	571
Leasing & Other Fees	136	51	14	24	15	104	—
Total Fee Income	18,226	4,530	4,803	3,094	3,132	15,559	1,388

Other Income
Termination Fees	3,834	42	782	1,775	2,506	5,105	1,462
Termination Fees - Unconsolidated (5)	9	—	7	74	—	81	—
Interest and Other Income	231	213	68	123	46	450	2,283
Interest and Other Income - Unconsolidated (5)	251	43	40	41	43	167	35
Total Other Income	4,325	298	897	2,013	2,595	5,803	3,780

Total Fee and Other Income	22,551	4,828	5,700	5,107	5,727	21,362	5,168

Reimbursed Expenses (7)	(1,580)	(368)	(398)	(383)	(1,327)	(2,476)	(360)

General and Administrative Expenses	(27,034)	(6,733)	(7,313)	(7,969)	(7,306)	(29,321)	(8,063)

Interest Expense
Consolidated Interest Expense
2019 Senior Notes, Unsecured ($275M)	(10,975)	(2,744)	(2,744)	(2,743)	(2,744)	(10,975)	(2,744)
2017 Senior Notes, Unsecured ($250M)	(9,958)	(2,490)	(2,489)	(2,490)	(2,489)	(9,958)	(2,490)
2019 Senior Notes, Unsecured ($250M)	(9,764)	(2,441)	(2,441)	(2,441)	(2,441)	(9,764)	(2,441)
Credit Facility, Unsecured	(5,768)	(1,710)	(1,299)	(1,114)	(1,479)	(5,602)	(1,795)
Term Loan, Unsecured	(5,056)	(948)	(950)	(1,214)	(1,220)	(4,332)	(1,430)
Terminus (2)	(6,016)	(1,468)	(1,452)	(1,437)	(1,422)	(5,779)	(1,406)
2019 Senior Notes, Unsecured ($125M)	(4,789)	(1,197)	(1,198)	(1,197)	(1,197)	(4,789)	(1,197)
Fifth Third Center	(4,737)	(1,168)	(1,159)	(1,152)	(1,146)	(4,625)	(1,138)
2017 Senior Notes, Unsecured ($100M)	(4,145)	(1,036)	(1,037)	(1,036)	(1,036)	(4,145)	(1,036)
Colorado Tower	(4,091)	(1,009)	(1,005)	(998)	(994)	(4,006)	(988)
Promenade Tower	(4,081)	(997)	(988)	(979)	(969)	(3,933)	(959)
Domain 10 (8)	(3,046)	(751)	(748)	(800)	(796)	(3,095)	(792)
Continued on next page

Cousins Properties	13	Q1 2022 Supplemental Information

FUNDS FROM OPERATIONS - DETAIL (1)

	(amounts in thousands, except per share amounts)
	2020	2021 1st	2021 2nd	2021 3rd	2021 4th	2021	2022 1st
Legacy Union One	(2,127)	(520)	(528)	(535)	(536)	(2,119)	(520)
Other (9)	(376)	(41)	(37)	(44)	(39)	(161)	(40)
Capitalized (10)	14,324	1,312	1,419	1,471	2,055	6,257	3,451
Subtotal - Consolidated Interest Expense	(60,605)	(17,208)	(16,656)	(16,709)	(16,453)	(67,026)	(15,525)

Unconsolidated Interest Expense (5)
Carolina Square (2)	(869)	(134)	(416)	(328)	(310)	(1,188)	(329)
Emory University Hospital Midtown	(1,202)	(296)	(293)	(291)	(290)	(1,170)	(288)
Other (9)	—	(85)	(154)	(185)	(129)	(553)	—
Subtotal - Unconsolidated Interest Expense	(2,071)	(515)	(863)	(804)	(729)	(2,911)	(617)

Total Interest Expense	(62,676)	(17,723)	(17,519)	(17,513)	(17,182)	(69,937)	(16,142)

Other Expenses
Property Taxes and Other Holding Costs	(1,163)	(345)	(164)	(215)	(217)	(941)	(230)
Partners' Share of FFO in Consolidated Joint Ventures	(1,263)	(407)	(129)	(339)	(409)	(1,284)	(396)
Severance	(69)	(308)	(19)	—	(79)	(406)	—
Predevelopment & Other Costs	(1,049)	50	(655)	(210)	(14)	(829)	(4)
Transaction Costs	(428)	—	—	—	—	—	—
Total Other Expenses	(3,972)	(1,010)	(967)	(764)	(719)	(3,460)	(630)

Depreciation and Amortization of Non-Real Estate Assets	(688)	(158)	(157)	(156)	(152)	(623)	(155)

FFO (1)	$413,247	$101,960	$102,051	$102,406	$102,784	$409,201	$99,425
Weighted Average Shares - Diluted	148,636	148,725	148,740	148,772	148,905	148,891	149,002
FFO per Share (1)	$2.78	$0.69	$0.69	$0.69	$0.69	$2.75	$0.67

Note:	Amounts may differ slightly from other schedules contained herein due to rounding.
(1) See Non-GAAP Financial Measures - Calculations and Reconciliations beginning on page 31.
(2) Contains multiple buildings that are grouped together for reporting purposes.
(3) Promenade Central is undergoing a full-building redevelopment and is currently not available for operations. See page 15 for additional details.
(4) Primarily represents properties sold prior to March 31, 2022, see page 24. Also, includes College Street Garage and, prior to first quarter 2022, 300 Colorado, while in its final stages of development and not yet stabilized.

(5) Unconsolidated amounts include amounts recorded in unconsolidated joint ventures for the respective category multiplied by the Company's ownership interest. The Company does not control the operations of the unconsolidated joint ventures but believes including these amounts in the categories indicated is meaningful to investors and analysts.
(6) Primarily represents unconsolidated investments sold prior to March 31, 2022, see page 24. Also includes NOI from unconsolidated investments not yet stabilized.
(7) Reimbursed Expenses include costs incurred by the Company for management services provided to our unconsolidated joint ventures. The reimbursement of these costs by the unconsolidated joint ventures is included in Management Fees.
(8) In June 2021, we executed a collateral swap for the mortgage previously secured by 816 Congress, which Cousins sold in December 2021. The mortgage is now secured by the Company's Domain 10 property. Terms of the mortgage were unchanged.
(9) Represents interest on loans repaid prior to March 31, 2022.
(10) Amounts of consolidated interest expense related to consolidated debt that are capitalized to consolidated development and redevelopment projects as well as to equity in unconsolidated development projects.

Cousins Properties	14	Q1 2022 Supplemental Information

PORTFOLIO STATISTICS

Office Properties (1)	Rentable Square Feet	Financial Statement Presentation	Company's Ownership Interest	End of Period Leased		Weighted Average Occupancy (2)		% of Total NOI / 1Q22	Property Level Debt (in thousands) (3)
				1Q22	4Q21	1Q22	4Q21

Spring & 8th (4)	765,000	Consolidated	100%	100.0%	100.0%	100.0%	100.0%	6.2%	$—
Terminus (4)	1,226,000	Consolidated	100%	90.4%	90.6%	82.3%	81.4%	6.2%	185,379
Northpark (4)	1,539,000	Consolidated	100%	85.2%	87.1%	83.0%	85.7%	5.1%	—
725 Ponce (6)	372,000	Consolidated	100%	100.0%	100.0%	98.4%	99.0%	3.8%	—
3344 Peachtree	484,000	Consolidated	100%	97.7%	97.7%	96.9%	95.3%	3.3%	—
Buckhead Plaza (4)	666,000	Consolidated	100%	88.3%	87.0%	78.4%	76.7%	3.0%	—
Avalon (5)	480,000	Consolidated	90%	99.5%	99.5%	92.4%	83.7%	3.0%	—
Promenade Tower	777,000	Consolidated	100%	77.7%	75.5%	73.9%	73.4%	2.5%	88,117
3348 Peachtree	258,000	Consolidated	100%	80.9%	89.9%	86.2%	90.1%	1.1%	—
Emory University Hospital Midtown	358,000	Unconsolidated	50%	99.5%	98.2%	95.5%	94.3%	0.9%	32,090
Meridian Mark Plaza	160,000	Consolidated	100%	100.0%	100.0%	100.0%	100.0%	0.9%	—
3350 Peachtree	413,000	Consolidated	100%	52.5%	52.5%	50.2%	49.1%	0.8%	—
120 West Trinity Office (6)	43,000	Unconsolidated	20%	90.4%	90.4%	89.4%	87.2%	0.2%	—
Promenade Central (6) (7)	370,000	Consolidated	100%	41.4%	100.0%	N/A	100.0%	—%	—
ATLANTA (7)	7,911,000			88.3%	89.1%	84.5%	84.9%	37.0%	305,586

The Domain (5)	1,899,000	Consolidated	100%	100.0%	100.0%	92.9%	96.9%	13.0%	75,133
One Eleven Congress	519,000	Consolidated	100%	82.5%	84.6%	82.7%	84.6%	3.6%	—
San Jacinto Center	399,000	Consolidated	100%	96.1%	95.6%	94.9%	93.5%	3.6%	—
300 Colorado (6) (8)	378,000	Consolidated	100%	87.9%	87.9%	85.2%	N/A	2.7%	—
The Terrace (4)	619,000	Consolidated	100%	76.9%	86.9%	72.4%	85.4%	2.6%	—
Colorado Tower	373,000	Consolidated	100%	100.0%	100.0%	87.0%	100.0%	2.6%	111,083
Domain Point (4)	240,000	Consolidated	96.5%	96.6%	96.6%	96.6%	83.3%	1.5%	—
Research Park V	173,000	Consolidated	100%	97.1%	97.1%	97.1%	97.1%	0.9%	—
AUSTIN (8)	4,600,000			93.3%	95.5%	88.4%	92.9%	30.5%	186,216

Corporate Center (4)	1,227,000	Consolidated	100%	94.7%	95.7%	93.8%	96.0%	5.9%	—
Heights Union (4) (6) (9)	294,000	Consolidated	100%	93.0%	93.0%	70.7%	57.6%	1.4%	—
The Pointe	253,000	Consolidated	100%	94.9%	90.5%	89.0%	87.8%	1.0%	—
Harborview Plaza	205,000	Consolidated	100%	80.8%	80.2%	79.8%	77.9%	0.7%	—
TAMPA (9)	1,979,000			93.0%	93.1%	91.4%	92.6%	9.0%	—

Fifth Third Center	692,000	Consolidated	100%	90.8%	94.4%	93.2%	94.4%	3.5%	132,510
The RailYard	329,000	Consolidated	100%	99.0%	98.2%	97.3%	96.8%	2.6%	—
550 South	394,000	Consolidated	100%	97.9%	97.9%	97.7%	97.7%	2.2%	—
CHARLOTTE	1,415,000			94.7%	96.3%	95.4%	95.9%	8.3%	132,510

Hayden Ferry (4)	792,000	Consolidated	100%	94.6%	94.6%	94.5%	94.6%	5.1%	—
Tempe Gateway	264,000	Consolidated	100%	77.2%	78.1%	72.3%	78.1%	1.2%	—
111 West Rio	225,000	Consolidated	100%	100.0%	100.0%	100.0%	100.0%	1.2%	—
PHOENIX	1,281,000			92.0%	92.2%	90.9%	92.2%	7.5%	—
Continued on next page

Cousins Properties	15	Q1 2022 Supplemental Information

PORTFOLIO STATISTICS

Office Properties (1)	Rentable Square Feet	Financial Statement Presentation	Company's Ownership Interest	End of Period Leased		Weighted Average Occupancy (2)		% of Total NOI / 1Q22	Property Level Debt (in thousands) (3)
				1Q22	4Q21	1Q22	4Q21

Legacy Union One	319,000	Consolidated	100%	100.0%	100.0%	100.0%	100.0%	2.1%	66,539
5950 Sherry Lane	197,000	Consolidated	100%	80.4%	77.2%	76.5%	79.3%	0.8%	—
DALLAS	516,000			92.5%	91.3%	91.0%	92.1%	2.9%	66,539

BriarLake Plaza - Houston (4)	835,000	Consolidated	100%	77.8%	79.9%	77.7%	80.5%	3.2%	—
Carolina Square - Chapel Hill	158,000	Unconsolidated	50%	98.5%	98.5%	94.5%	94.1%	0.3%	22,357
OTHER OFFICE	993,000			79.6%	81.5%	79.1%	81.7%	3.5%	22,357

TOTAL OFFICE (7) (8) (10)	18,695,000			90.5%	91.5%	87.4%	89.0%	98.7%	$713,208

Other Properties (1)
Carolina Square Apartment - Chapel Hill (246 units) (6)	266,000	Unconsolidated	50%	99.6%	100.0%	99.9%	98.4%	0.5%	37,638
Carolina Square Retail - Chapel Hill (6)	44,000	Unconsolidated	50%	89.8%	89.8%	88.9%	87.1%	0.1%	6,226
College Street Garage - Charlotte (6)	N/A	Consolidated	100%	N/A	N/A	N/A	N/A	0.5%	—
120 West Trinity Apartment - Atlanta (330 units) (6)	310,000	Unconsolidated	20%	96.8%	98.8%	95.3%	96.3%	0.2%	—

TOTAL OTHER	620,000			97.8%	98.6%	97.4%	96.6%	1.3%	$43,864

TOTAL (7) (8) (10)	19,315,000			90.6%	91.6%	87.5%	89.1%	100.0%	$757,072

(1)	Represents the Company's operating properties, excluding properties on the development pipeline, and properties sold prior to March 31, 2022.
(2)	The weighted average economic occupancy of the property over the period for which the property was available for occupancy.
(3)	The Company's share of property-specific mortgage debt, including premiums and net of unamortized loan costs, as of March 31, 2022.
(4)	Contains two or more buildings that are grouped together for reporting purposes.
(5)	Contains two or more buildings that are grouped together for reporting purposes, some of which are not included in Same Property as of March 31, 2022.
(6)	Not included in Same Property as of March 31, 2022.
(7)	While under redevelopment, Promenade Central has been excluded from the Atlanta and Total Office calculations of end of period leased and weighted average occupancy at March 31, 2022.
(8)	In the first quarter 2022, 300 Colorado was moved off the development pipeline and into portfolio statistics. 300 Colorado has been excluded from the Austin and Total Office calculations of end of period leased and weighted average occupancy at December 31, 2021.
(9)
Heights Union is a recently developed property acquired by the Company on October 1, 2021. The occupancy at March 31, 2022 is 70.7% and stabilized occupancy of greater than 90% is anticipated to be achieved in the second quarter of 2022. Heights Union has been excluded from the Tampa and Total Office calculations of end of period leased and weighted average occupancy at March 31, 2022 and December 31, 2021.

Cousins Properties	16	Q1 2022 Supplemental Information

PORTFOLIO STATISTICS

First Quarter 2022 Portfolio NOI by Market

Dallas
2.9%
Nashville (1)
Charlotte
8.8%
Chapel Hill
0.9%
Phoenix
7.5%
Atlanta
37.2%
Austin
30.5%
Houston
3.2%
Tampa
9.0%

(1) The Company is developing a mixed-use project in Nashville through a 50 percent owned joint venture. See pages 25 and 30 for additional details.

Cousins Properties	17	Q1 2022 Supplemental Information

SAME PROPERTY PERFORMANCE (1)

	($ in thousands)
	Three Months Ended March 31,
	2022	2021	% Change
Rental Property Revenues (2)	$162,851	$163,834	(0.6)%
Rental Property Operating Expenses (2)	59,101	57,922	2.0%
Same Property Net Operating Income	$103,750	$105,912	(2.0)%

Cash-Basis Rental Property Revenues (3)	$156,357	$155,120	0.8%
Cash-Basis Rental Property Operating Expenses (4)	58,897	57,759	2.0%
Cash-Basis Same Property Net Operating Income	$97,460	$97,361	0.1%

End of Period Leased	90.0%	92.5%
Weighted Average Occupancy	87.0%	91.2%

(1)
Same Properties include those office properties that were stabilized and owned by the Company for the entirety of all comparable reporting periods presented. See Portfolio Statistics beginning on pages 15 and 16 for footnotes indicating which properties are not included in Same Property. See Non-GAAP Financial Measures - Calculations and Reconciliations beginning on page 31.

(2)	Rental Property Revenues and Expenses include results for the Company and its share of unconsolidated joint ventures and exclude termination fee income. Net operating income for unconsolidated joint ventures is calculated as Rental Property Revenues less termination fee income and Rental Property Expenses at the joint ventures multiplied by the Company's ownership interest. The Company does not control the operations of the unconsolidated joint ventures but believes that including these amounts with consolidated net operating income is meaningful to investors and analysts.
(3)	Cash-Basis Rental Property Revenues include that of the Company and its share of unconsolidated joint ventures. It represents Rental Property Revenues, excluding termination fee income, straight-line rents and other deferred income amortization, amortization of lease inducements, and amortization of acquired above and below market rents.
(4)	Cash-Basis Rental Property Operating Expenses include that of the Company and its share of unconsolidated joint ventures. It represents Rental Property Operating Expenses, excluding straight-line ground rent expense and amortization of above and below market ground rent expense.

Cousins Properties	18	Q1 2022 Supplemental Information

OFFICE LEASING ACTIVITY

	Three Months Ended March 31, 2022
	New	Renewal	Expansion	Total
Gross leased square feet (1)				424,743
Less exclusions (2)				(100,913)
Net leased square feet	176,081	100,256	47,493	323,830
Number of transactions	15	15	7	37
Lease term in years (3)	8.7	7.3	8.7	8.2

Net effective rent calculation (per square foot per year) (3)
Net annualized rent (4)	$33.89	$38.10	$35.61	$35.45
Net free rent	(3.06)	(1.62)	(1.33)	(2.36)
Leasing commissions	(2.70)	(3.54)	(3.04)	(3.01)
Tenant improvements	(7.97)	(3.88)	(5.51)	(6.34)
Total leasing costs	(13.73)	(9.04)	(9.88)	(11.71)
Net effective rent	$20.16	$29.06	$25.73	$23.74

Second generation leased square footage (5)				237,705
Increase in straight-line basis second generation net rent per square foot (6)				27.4%
Increase in cash-basis second generation net rent per square foot (7)				15.4%

(1)	Comprised of total square feet leased, unadjusted for ownership share and excluding apartment leasing.
(2)	Adjusted for leases one year or less, leases for retail, amenity, storage, percentage rent, intercompany space, and rent deferrals/extension agreements related to the COVID-19 pandemic.
(3)	Weighted average of net leased square feet.
(4)	Straight-line net rent per square foot (operating expense reimbursements deducted from gross leases) over the lease term prior to any deductions for leasing costs.
(5)	Excludes leases executed for spaces that were vacant upon acquisition, new leases in development properties, and leases for spaces that have been vacant for one year or more.
(6)	Increase in second generation straight-line basis net annualized rent on a weighted average basis.
(7)	Increase in net cash rent at the end of the term paid by the prior tenant compared to net cash rent at the beginning of the term (after any free rent period) paid by the current tenant on a weighted average basis. For early renewals, the increase in net cash rent at the end of the term of the original lease is compared to net cash rent at the beginning of the extended term of the lease. Net cash rent is net of any recovery of operating expenses but prior to any deductions for leasing costs.

Cousins Properties	19	Q1 2022 Supplemental Information

OFFICE LEASE EXPIRATIONS

Lease Expirations by Year (1)

Year of Expiration	Square Feet Expiring	% of Leased Space	Annual Contractual Rent (in thousands) (2)	% of Annual Contractual Rent	Annual Contractual Rent/Sq. Ft.

2022	714,775	4.9%	$29,706	3.7%	$38.10
2023	1,387,721	8.6%	60,762	7.6%	43.79
2024	1,091,807	6.9%	48,756	6.1%	43.83
2025	1,932,911	12.0%	87,054	10.9%	45.04
2026	1,445,559	9.2%	69,367	8.7%	47.08
2027	1,677,325	10.5%	74,150	9.3%	43.95
2028	1,216,430	7.7%	61,098	7.7%	49.10
2029	1,431,459	9.0%	68,249	8.6%	47.27
2030	1,298,223	8.1%	85,329	10.7%	65.73
2031 & Thereafter	3,642,481	23.1%	212,986	26.7%	57.16

Total	15,838,691	100.0%	$797,457	100.0%	$49.58

(1) Company's share of leases expiring after March 31, 2022. Expiring square footage for which new leases have been executed is reflected based on the expiration date of the new lease.
(2) Annual Contractual Rent is the estimated rent in the year of expiration. It includes the minimum base rent and an estimate of the tenant's share of operating expenses, if applicable, as defined in the respective leases.

Cousins Properties	20	Q1 2022 Supplemental Information

TOP 20 OFFICE TENANTS

	Tenant (1)	Number of Properties Occupied	Number of Markets Occupied	Company's Share of Square Footage	Company's Share of Annualized Rent (in thousands) (2)	Percentage of Company's Share of Annualized Rent	Weighted Average Remaining Lease Term (Years)
1	NCR	1	1	762,090	$37,564	5.5%	11.4
2	Amazon	4	3	692,474	35,850	5.3%	6.8
3	Meta Platforms	1	1	422,252	23,449	3.5%	7.9
4	Pioneer Natural Resources	2	1	359,660	23,336	3.4%	9.4
5	Expedia	1	1	315,882	17,045	2.5%	9.0
6	Bank of America	2	2	344,601	11,575	1.8%	3.7
7	Wells Fargo	4	3	198,270	8,910	1.3%	3.8
8	Apache	1	1	210,012	8,850	1.3%	2.6
9	Ovintiv USA (3)	1	1	318,582	8,069	1.2%	5.3
10	Allstate	2	2	214,380	7,688	1.1%	5.5
11	SVB Financial Group	1	1	188,940	7,627	1.1%	3.8
12	WeWork Companies	4	2	169,050	7,505	1.1%	11.5
13	Regus Equity Business Centers	6	4	158,740	7,368	1.1%	5.7
14	ADP	1	1	225,000	7,366	1.1%	6.0
15	Westrock Shared Services	1	1	205,185	7,172	1.1%	8.1
16	Workrise Technologies	1	1	93,210	6,592	1.0%	6.3
17	McGuireWoods	2	2	187,119	6,421	0.9%	4.7
18	BlackRock	1	1	131,656	6,415	0.9%	14.2
19	Amgen	1	1	163,169	6,183	0.9%	6.6
20	Samsung Engineering America	1	1	133,860	5,996	0.8%	4.7
	Total			5,494,132	$250,981	36.9%	7.3

(1)	In some cases, the actual tenant may be an affiliate of the entity shown.
(2)	Annualized Rent represents the annualized cash rent including the tenant's share of estimated operating expenses, if applicable, paid by the tenant as of March 31, 2022. If the tenant is in a free rent period as of March 31, 2022, Annualized Rent represents the annualized contractual rent the tenant will pay in the first month it is required to pay full cash rent.
(3)	Ovintiv USA has multiple subleases for substantially all of its space. In the event of termination of the Ovintiv lease, such subleases would become direct leases with the Company.
Note:	This schedule includes leases that have commenced. Leases that have been signed but have not commenced are excluded.

Cousins Properties	21	Q1 2022 Supplemental Information

TENANT INDUSTRY DIVERSIFICATION

Percentage of Company's Share of Annualized Rent (1)

Financial 15.4%
Technology 24.3%
Professional Services 15.0%
Construction/Design 2.2%
Marketing/Media/Creative 2.2%
Other 3.6%
Insurance 3.5%
Real Estate 4.7%
Health Care 6.5%
Consumer Goods & Services 6.9%
Energy 7.2%
Legal 8.5%

Note: Management uses SIC codes when available, along with judgment, to determine tenant industry classification.
(1) Annualized Rent represents the annualized rent including the tenant's share of estimated operating expenses, if applicable, paid by the tenant as of March 31, 2022. If the tenant is in a free rent period as of March 31, 2022, Annualized Rent represents the annualized contractual rent the tenant will pay in the first month it is required to pay full rent.

Cousins Properties	22	Q1 2022 Supplemental Information

INVESTMENT ACTIVITY

Completed Operating Property Acquisitions

Property	Type	Market	Company's Ownership Interest	Timing	Square Feet	Gross Purchase Price (in thousands) (1)

2021
725 Ponce	Office	Atlanta	100%	3Q	372,000	$300,200
Heights Union	Office	Tampa	100%	4Q	294,000	144,800

2020
The RailYard	Office	Charlotte	100%	4Q	329,000	201,300

2019
Promenade Central	Office	Atlanta	100%	1Q	370,000	82,000
TIER REIT, Inc.	Office	Various	Various	2Q	5,799,000	(2)
Terminus (3)	Office	Atlanta	100%	4Q	1,226,000	246,000

					8,390,000	$974,300
Completed Property Developments

Project	Type	Market	Company's Ownership Interest	Timing	Square Feet	Total Project Cost (in thousands) (1)

2022
300 Colorado	Office	Austin	100%	1Q	369,000	$193,000

2021
10000 Avalon	Office	Atlanta	90%	1Q	251,000	96,000
120 West Trinity	Mixed	Atlanta	20%	2Q	353,000	89,000
Domain 10	Office	Austin	100%	3Q	300,000	111,000

2020
Domain 12	Office	Austin	100%	4Q	320,000	117,000

2019
Dimensional Place	Office	Charlotte	50%	1Q	281,000	96,000

2018
Spring & 8th	Office	Atlanta	100%	1Q/4Q	765,000	336,000

					2,639,000	$1,038,000
(1) Except as otherwise noted, amounts represent total purchase prices, total project cost paid by the Company and, where applicable, its joint venture partner, including certain allocated costs required by GAAP that were not incurred by the joint venture.
(2) Properties acquired in the merger with TIER REIT, Inc.
(3) Purchased outside interest of 50% in Terminus Office Holdings, LLC for $246 million before reductions for existing mortgage debt.

Cousins Properties	23	Q1 2022 Supplemental Information

INVESTMENT ACTIVITY

Completed Operating Property Dispositions

Property	Type	Market	Company's Ownership Interest	Timing	Square Feet	Gross Sales Price (in thousands) (1)
2021
Burnett Plaza	Office	Fort Worth	100%	2Q	1,023,000	$137,500
One South at the Plaza	Office	Charlotte	100%	3Q	891,000	271,500
Dimensional Place (2)	Office	Charlotte	50%	3Q	281,000	60,800
816 Congress	Office	Austin	100%	4Q	435,000	174,000

2020
Hearst Tower	Office	Charlotte	100%	1Q	966,000	455,500
Gateway Village (2)	Office	Charlotte	50%	1Q	1,061,000	52,200
Woodcrest	Office	Cherry Hill	100%	1Q	386,000	25,300

					5,043,000	$1,176,800

(1) Except as otherwise noted, amounts represent total gross sales prices received by the Company and, where applicable, its joint venture partner.
(2) The Company sold its unconsolidated interest in the joint venture to its partner.

Cousins Properties	24	Q1 2022 Supplemental Information

DEVELOPMENT PIPELINE (1)

Project	Type	Market	Company's Ownership Interest	Construction Start Date	Square Feet/Units	Estimated Project Cost (1) (2) (in thousands)	Company's Share of Estimated Project Cost (2) (in thousands)	Project Cost Incurred to Date (2) (in thousands)	Company's Share of Project Cost Incurred to Date (2) (in thousands)	Percent Leased	Initial Revenue Recognition (3)	Estimated Stabilization (4)

100 Mill	Office	Phoenix	90%	1Q20	287,000	$153,000	$137,700	$129,634	$116,670	92%	2Q22	4Q22
Neuhoff (5)	Mixed	Nashville	50%	3Q21		562,500	281,300	167,757	83,879
Commercial					448,000					—%	2Q23	2Q24
Apartments					542					—%	2Q24	2Q25
Domain 9	Office	Austin	100%	2Q21	338,000	147,000	147,000	67,833	67,833	97%	1Q24	1Q25

Total						$862,500	$566,000	$365,224	$268,382

(1)	This schedule shows projects currently under active development through the substantial completion of construction as well as properties in an initial lease up period prior to stabilization. Amounts included in the estimated project cost column are the estimated costs of the project through stabilization. Significant estimation is required to derive these costs, and the final costs may differ from these estimates.
(2)	Estimated and incurred project costs are construction costs plus financing costs on project-specific debt. Neuhoff has a project-specific construction loan (see Note 5). The above excludes any financing cost assumptions for projects without project-specific debt and any other incremental capitalized costs required by GAAP. It also excludes fair value adjustments related to the acquisition of a project.
(3)	Initial revenue recognition represents the quarter within which the Company first recognized or estimates it will begin recognizing revenue under GAAP.
(4)	Estimated stabilization is the quarter within which the Company estimates it will achieve 90% economic occupancy. The Company capitalizes interest, real estate taxes, and certain operating expenses on the unoccupied portion of recently completed development properties until the date a project is substantially complete and held for occupancy, which is the earlier of (1) the date on which the project achieves 90% economic occupancy, or (2) one year from cessation of major construction activity.
(5)	The Neuhoff estimated project cost will be funded with a combination of $250.6 million of equity contributed by the joint venture partners and a $312.7 million construction loan.

Cousins Properties	25	Q1 2022 Supplemental Information

LAND INVENTORY

	Market	Company's Ownership Interest	Financial Statement Presentation	Total Developable Land (Acres)	Cost Basis of Land (in thousands)

3354/3356 Peachtree	Atlanta	95%	Consolidated	3.2
715 Ponce	Atlanta	50%	Unconsolidated	1.0
887 West Peachtree (1)	Atlanta	100%	Consolidated	1.6
The Avenue Forsyth-Adjacent Land	Atlanta	100%	Consolidated	10.4
Domain Point 3	Austin	90%	Consolidated	1.7
Domain Central	Austin	100%	Consolidated	5.6
South End Station	Charlotte	100%	Consolidated	3.4
303 Tremont	Charlotte	100%	Consolidated	2.4
Legacy Union 2 & 3	Dallas	95%	Consolidated	4.0
Victory Center	Dallas	75%	Unconsolidated	3.0
Corporate Center 5 & 6 (2)	Tampa	100%	Consolidated	14.1
Total				50.4	$175,486
					159351
Company's Share				48.6	$166,266

(1)	Includes a ground lease with future obligation to purchase.
(2)	Corporate Center 5 is controlled through a long-term ground lease.

Cousins Properties	26	Q1 2022 Supplemental Information

DEBT SCHEDULE (1)

Company's Share of Debt Maturities and Principal Payments
($ in thousands)
Description (Interest Rate Base, if not fixed)	Company's Ownership Interest	Rate at End of Quarter	Maturity Date	2022	2023	2024	2025	2026	Thereafter	Total Principal	Deferred Loan Costs	Above Market Premium	Total

Consolidated Debt - Floating Rate
Term Loan, Unsecured (LIBOR + 1.05% to 1.65%) (2)	100%	1.50%	8/30/24	$—	$—	$350,000	$—	$—	$—	$350,000	$(1,549)	$—	$348,451
Credit Facility, Unsecured (LIBOR + 1.05% to 1.45%) (3)	100%	1.50%	1/3/23	—	345,000	—	—	—	—	345,000	—	—	345,000
Total Consolidated Floating Rate Debt				—	345,000	350,000	—	—	—	695,000	(1,549)	—	693,451

Consolidated Debt - Fixed Rate
2019 Senior Note C, Unsecured	100%	3.95%	7/6/29	—	—	—	—	—	275,000	275,000	(814)	—	274,186
2017 Senior Note A, Unsecured	100%	3.91%	7/6/25	—	—	—	250,000	—	—	250,000	(595)	—	249,405
2019 Senior Note B, Unsecured	100%	3.86%	7/6/28	—	—	—	—	—	250,000	250,000	(708)	—	249,292
Fifth Third Center	100%	3.37%	10/1/26	2,637	3,622	3,746	3,874	118,928	—	132,807	(297)	—	132,510
2019 Senior Note A, Unsecured	100%	3.78%	7/6/27	—	—	—	—	—	125,000	125,000	(334)	—	124,666
Terminus 100	100%	5.25%	1/1/23	2,640	108,181	—	—	—	—	110,821	—	1,935	112,756
Colorado Tower	100%	3.45%	9/1/26	1,957	2,689	2,783	2,881	101,198	—	111,508	(425)	—	111,083
2017 Senior Note B, Unsecured	100%	4.09%	7/6/27	—	—	—	—	—	100,000	100,000	(277)	—	99,723
Promenade Tower	100%	4.27%	10/1/22	88,143	—	—	—	—	—	88,143	(26)	—	88,117
Domain 10	100%	3.75%	11/1/24	1,425	1,963	72,557	—	—	—	75,945	(812)	—	75,133
Terminus 200	100%	3.79%	1/1/23	1,403	70,700	—	—	—	—	72,103	—	520	72,623
Legacy Union One	100%	4.24%	1/1/23	—	66,000	—	—	—	—	66,000	—	539	66,539
Total Consolidated Fixed Rate Debt				98,205	253,155	79,086	256,755	220,126	750,000	1,657,327	(4,288)	2,994	1,656,033

Total Consolidated Debt				98,205	598,155	429,086	256,755	220,126	750,000	2,352,327	(5,837)	2,994	2,349,484

Unconsolidated Debt - Floating Rate
Carolina Square (LIBOR + 1.80%)	50%	2.25%	3/18/26	765	1,020	1,020	1,020	63,015	—	66,840	(619)	—	66,221
Neuhoff (LIBOR + 3.60%) (4)	50%	4.05%	9/30/25	—	—	—	16,865	—	—	16,865	(2,463)	—	14,402
Total Unconsolidated Floating Rate Debt				765	1,020	1,020	17,885	63,015	—	83,705	(3,082)	—	80,623
									.
Unconsolidated Debt - Fixed Rate
Emory University Hospital Midtown	50%	3.50%	6/1/23	680	31,436	—	—	—	—	32,116	(26)	—	32,090
Total Unconsolidated Fixed Rate Debt				680	31,436	—	—	—	—	32,116	(26)	—	32,090

Total Unconsolidated Debt				1,445	32,456	1,020	17,885	63,015	—	115,821	(3,108)	—	112,713

Total Debt				$99,650	$630,611	$430,106	$274,640	$283,141	$750,000	$2,468,148	$(8,945)	$2,994	$2,462,197

Total Maturities (5)				$86,295	$620,932	$420,865	$266,865	$277,919	$750,000	$2,422,876
% of Maturities				4%	26%	17%	11%	11%	31%	100%

Cousins Properties	27	Q1 2022 Supplemental Information

DEBT SCHEDULE (1)

Debt Maturity Schedule as of March 31, 2022

$ (in thousands)
700,000
600,000
500,000
400,000
300,000
200,000
100,000
0
86,295
620,932
420,865
266,865
277,919
225,000
250,000
275,000
2022
2023
2024
2025
2026
2027
2028
2029
Consolidated
Unconsolidated

Cousins Properties	28	Q1 2022 Supplemental Information

DEBT SCHEDULE (1)

Floating and Fixed Rate Debt Analysis

	Total Principal (in thousands)	Total Debt (%)	Weighted Average Interest Rate	Weighted Average Maturity (Years)
Floating Rate Debt	$778,705	32%	1.62%	1.8
Fixed Rate Debt	1,689,443	68%	3.94%	4.2
Total Debt	$2,468,148	100%	3.21%	3.5

(1)	All amounts are presented at Company share.
(2)	The spread over LIBOR under the Term Loan at March 31, 2022 was 1.05%.
(3)
As of March 31, 2022, the company had $345.0 million drawn under the Credit Facility and had the ability to borrow the remaining $655.0 million. The spread over LIBOR under the Credit Facility at March 31, 2022 was 1.05%.

(4)	The Company's share of the total borrowing capacity of the construction loan is $156.4 million.
(5)	Maturities include lump sum principal payments due at the maturity date. Maturities do not include scheduled principal payments due prior to the maturity date.

Cousins Properties	29	Q1 2022 Supplemental Information

JOINT VENTURE INFORMATION (1)

Joint Venture	Property	Cash Flows to Cousins (2)	Options

Consolidated:
HICO 100 Mill LLC	100 Mill	90% of cash flows until return of contributed capital to both Partners.	Cousins can trigger a sale process following construction completion, subject to a right of first offer that can be exercised by Partner.
TR Domain Point LLC	Domain Point	Preferred return on preferred equity contribution, then 96.5% of remaining cash flows.	Partner has put option beginning Q1 2023 under various circumstances.

Unconsolidated:
AMCO 120 WT Holdings LLC	120 West Trinity	20% of cash flows.	Cousins or Partner can trigger a buyout upon which Cousins would receive the office component, and Partner would receive the multifamily component, with a net settlement at a then agreed upon value.
Carolina Square Holdings LP	Carolina Square	50% of cash flows.	Cousins or Partner can trigger a sale process, subject to a right of first offer that can be exercised by the non-triggering party.
Crawford Long-CPI, LLC	Emory University Hospital Midtown	50% of cash flows.	Cousins can put its interest to Partner, or Partner can call Cousins' interest, at a value determined by appraisal.
Neuhoff Holdings LLC	Neuhoff	50% of cash flows.	Cousins or Partner can trigger a sale process, subject to a right of first offer that can be exercised by the non-triggering party.

(1)	This schedule only contains information related to joint ventures that hold an ownership interest in operating assets or projects under active development.
(2)	Each respective joint venture agreement may contain additional terms that affect the distribution of operating cash flows and capital transaction proceeds that are not yet effective, including the distribution of promoted interest.

Cousins Properties	30	Q1 2022 Supplemental Information

NON-GAAP FINANCIAL MEASURES - CALCULATIONS AND RECONCILIATIONS

	(in thousands, except per share amounts)
	2020	2021 1st	2021 2nd	2021 3rd	2021 4th	2021	2022 1st

FFO and EBITDAre
Net income available to common stockholders	$237,278	$29,110	$28,153	$54,018	$167,305	$278,586	$27,984
Depreciation and amortization of real estate assets:
Consolidated properties	287,960	70,712	71,299	71,918	73,540	287,469	70,589
Share of unconsolidated joint ventures	8,740	2,365	2,810	2,917	1,582	9,674	1,124
Partners' share of real estate depreciation	(742)	(211)	(228)	(231)	(259)	(929)	(223)
(Gain) loss on depreciated property transactions:
Consolidated properties	(90,105)	17	9	(13,127)	(139,510)	(152,611)	69
Share of unconsolidated joint ventures	(450)	—	3	23	13	39	(124)
Sale of investments in unconsolidated joint ventures	(44,578)	(39)	—	(13,121)	77	(13,083)	—
Impairment	14,829	—	—	—	—	—	—
Non-controlling interest related to unitholders	315	6	5	9	36	56	6
FFO	413,247	101,960	102,051	102,406	102,784	409,201	99,425
Interest Expense	62,676	17,723	17,519	17,513	17,183	69,938	16,142
Income Tax Expenses	—	—	—	—	—	—	—
Non-Real Estate Depreciation and Amortization	688	158	157	156	152	623	155
EBITDAre (1)	476,611	119,841	119,727	120,075	120,119	479,762	115,722
Income from Unconsolidated Joint Ventures
Net Operating Income
Office Properties	15,625	3,785	4,338	4,835	2,236	15,194	1,566
Other Properties	3,211	969	1,099	927	1,034	4,029	1,153
Net Operating Income	18,836	4,754	5,437	5,762	3,270	19,223	2,719
Loss on Sale of Undepreciated Property	(598)	—	—	—	—	—	—
Interest Expense	(2,071)	(515)	(863)	(804)	(729)	(2,911)	(617)
Termination Fee Income	9	—	7	74	—	81	—
Other Income	61	29	27	36	29	121	22
Funds from Operations - Unconsolidated Joint Ventures	16,237	4,268	4,608	5,068	2,570	16,514	2,124
Gain (Loss) on Sale of Depreciated Investment Properties, net	450	—	(3)	(23)	(13)	(39)	124
Depreciation and Amortization of Real Estate	(8,740)	(2,365)	(2,810)	(2,917)	(1,582)	(9,674)	(1,124)
Income from Unconsolidated Joint Ventures	7,947	1,903	1,795	2,128	975	6,801	1,124
Market Capitalization
Common Stock Price at Period End	$33.50	$35.35	$36.78	$37.29	$40.28	$40.28	$40.29
Number of Common Stock/Units Outstanding at Period End	148,589	148,679	148,713	148,713	148,713	148,713	148,788
Equity Market Capitalization	4,977,732	5,255,803	5,469,664	5,545,508	5,990,160	5,990,160	5,994,669

Consolidated Debt	2,162,719	2,214,692	2,050,173	2,047,599	2,237,509	2,237,509	2,349,484
Share of Unconsolidated Debt	115,040	144,168	145,480	158,707	112,805	112,805	112,713
Debt (1)	2,277,759	2,358,860	2,195,653	2,206,306	2,350,314	2,350,314	2,462,197

Total Market Capitalization	7,255,491	7,614,663	7,665,317	7,751,814	8,340,474	8,340,474	8,456,866
Continued on next page

Cousins Properties	31	Q1 2022 Supplemental Information

NON-GAAP FINANCIAL MEASURES - CALCULATIONS AND RECONCILIATIONS

	(in thousands, except per share amounts)
	2020	2021 1st	2021 2nd	2021 3rd	2021 4th	2021	2022 1st

Credit Ratios
Debt (1)	2,277,759	2,358,860	2,195,653	2,206,306	2,350,314	2,350,314	2,462,197
Less: Cash and Cash Equivalents	(4,290)	(14,576)	(9,792)	(5,532)	(8,937)	(8,937)	(7,000)
Less: Share of Unconsolidated Cash and Cash Equivalents (1)	(9,419)	(7,518)	(7,598)	(20,492)	(4,285)	(4,285)	(9,217)
Net Debt (1)	2,264,050	2,336,766	2,178,263	2,180,282	2,337,092	2,337,092	2,445,980
Total Market Capitalization	7,255,491	7,614,663	7,665,317	7,751,814	8,340,474	8,340,474	8,456,866
Net Debt / Total Market Capitalization	31.2%	30.7%	28.4%	28.1%	28.0%	28.0%	28.9%

Total Assets - Consolidated	7,107,398	7,106,182	6,945,970	6,977,364	7,312,034	7,312,034	7,360,095
Accumulated Depreciation - Consolidated	1,090,566	1,164,427	975,658	1,054,847	1,065,047	1,065,047	1,110,315
Undepreciated Assets - Unconsolidated (1)	304,539	303,472	302,630	238,455	204,423	204,423	221,851
Less: Investment in Unconsolidated Joint Ventures	(125,481)	(113,353)	(112,718)	(111,351)	(77,811)	(77,811)	(93,307)
Total Undepreciated Assets (1)	8,377,022	8,460,728	8,111,540	8,159,315	8,503,693	8,503,693	8,598,954
Net Debt (1)	2,264,050	2,336,766	2,178,263	2,180,282	2,337,092	2,337,092	2,445,980
Net Debt / Total Undepreciated Assets (1)	27.0%	27.6%	26.9%	26.7%	27.5%	27.5%	28.4%

Coverage Ratios (1)
Interest Expense	62,676	17,723	17,519	17,513	17,183	69,938	16,142
Scheduled Principal Payments	16,812	4,370	4,544	4,587	4,630	18,131	4,675
Fixed Charges	79,488	22,093	22,063	22,100	21,813	88,069	20,817
EBITDAre	476,611	119,841	119,727	120,075	120,119	479,762	115,722
Fixed Charges Coverage Ratio (EBITDAre) (1)	6.00	5.42	5.43	5.43	5.51	5.45	5.56

Net Debt	2,264,050	2,336,766	2,178,263	2,180,282	2,337,092	2,337,092	2,445,980
Annualized EBITDAre (2)	467,300	479,364	478,908	480,300	480,476	480,476	462,888
Net Debt / Annualized EBITDAre	4.84	4.87	4.55	4.54	4.86	4.86	5.28

Dividend Information
Common Dividends	178,263	46,135	46,038	46,094	46,909	185,176	48,447
FFO	413,247	101,960	102,051	102,406	102,784	409,201	99,425
FFO Payout Ratio	43.1%	45.2%	45.1%	45.0%	45.6%	45.3%	48.7%
Continued on next page

Cousins Properties	32	Q1 2022 Supplemental Information

NON-GAAP FINANCIAL MEASURES - CALCULATIONS AND RECONCILIATIONS

	(in thousands, except per share amounts)
	2020	2021 1st	2021 2nd	2021 3rd	2021 4th	2021	2022 1st

FFO	413,247	101,960	102,051	102,406	102,784	409,201	99,425
Amortization of Deferred Financing Costs	2,777	698	698	834	833	3,063	973
Non-Cash Stock-Based Compensation	5,298	1,667	1,708	1,800	1,830	7,005	2,748
Non-Real Estate Depreciation and Amortization	688	158	157	156	152	623	155
Lease Inducements	1,018	1,035	1,032	1,128	239	3,434	351
Straight-Line Rent Ground Leases	490	112	112	113	112	449	124
Above and Below Market Ground Rent	158	39	40	39	41	159	92
Transaction Costs (3)	428	—	—	—	—	—	—
Debt Premium Amortization	(3,664)	(916)	(916)	(916)	(916)	(3,664)	(916)
Deferred Income - Tenant Improvements	(7,532)	(2,683)	(2,769)	(2,728)	(1,250)	(9,430)	(633)
Above and Below Market Rents, Net	(12,126)	(2,374)	(2,407)	(2,973)	(3,008)	(10,762)	(1,771)
Second Generation Capital Expenditures (CAPEX)	(97,783)	(12,093)	(23,118)	(24,880)	(24,365)	(84,456)	(23,096)
Straight-Line Rental Revenue	(40,437)	(7,734)	(5,509)	(6,549)	(5,029)	(24,821)	(5,501)
Loss (Gain) on Sales of Undepreciated Investment Properties	(612)		—	64	—	64	—
FAD (1)	261,950	79,869	71,079	68,494	71,423	290,865	71,951
Weighted Average Shares - Diluted	148,636	148,725	148,740	148,772	148,905	148,891	149,002
FAD per share	$1.76	$0.54	$0.48	$0.46	$0.48	$1.95	$0.48
Common Dividends	178,263	46,135	46,038	46,094	46,909	185,176	48,447
Common Dividends per share	$1.20	$0.31	$0.31	$0.31	$0.31	$1.24	$0.32
FAD Payout Ratio (1)	68.1%	57.8%	64.8%	67.3%	65.7%	63.7%	67.3%

Operations Ratio
Total Undepreciated Assets (1)	8,377,022	8,460,728	8,111,540	8,159,315	8,503,693	8,503,693	8,598,954
General and Administrative Expenses	27,034	6,733	7,313	7,968	7,307	29,321	8,063
Annualized General and Administrative Expenses (2) / Total Undepreciated Assets	0.32%	0.32%	0.36%	0.39%	0.34%	0.34%	0.38%

2nd Generation CAPEX
Second Generation Leasing Related Costs	78,084	9,258	17,295	18,231	16,938	61,722	15,714
Second Generation Building Improvements	19,699	2,835	5,823	6,649	7,427	22,734	7,382
	97,783	12,093	23,118	24,880	24,365	84,456	23,096

(1) Includes the Company's share of unconsolidated joint ventures. These amounts are derived from the amounts in the categories indicated that are recorded at the joint venture multiplied by the Company's ownership interest. The Company does not control the operations of the unconsolidated joint ventures but believes that including these amounts in the categories indicated is meaningful to investors and analysts.
(2) Amounts represent most recent quarter annualized.
(3) In 2020, transaction costs relate primarily to the merger with TIER REIT, Inc.
Note: Amounts may differ slightly from other schedules contained herein due to rounding.

Cousins Properties	33	Q1 2022 Supplemental Information

NON-GAAP FINANCIAL MEASURES - CALCULATIONS AND RECONCILIATIONS
FUNDS FROM OPERATIONS

	(in thousands, except per share amounts)
	Three Months Ended March 31,
	2022			2021
	Dollars	Weighted Average Common Shares	Per Share Amount	Dollars	Weighted Average Common Shares	Per Share Amount
Net Income Available to Common Stockholders	$27,984	148,739	$0.19	$29,110	148,624	$0.20
Noncontrolling interest related to unitholders	6	25	—	6	25	—
Conversion of stock options	—	—	—	—	4	—
Conversion of unvested restricted stock units	—	238	—	—	72	—

Net Income — Diluted	27,990	149,002	0.19	29,116	148,725	0.20
Depreciation and amortization of real estate assets:
Consolidated properties	70,589	—	0.47	70,712	—	0.47
Share of unconsolidated joint ventures	1,124	—	0.01	2,365	—	0.02
Partners' share of real estate depreciation	(223)	—	—	(211)	—	—
Loss (gain) on depreciated property transactions:
Consolidated properties	69	—	—	17	—	—
Share of unconsolidated joint ventures	(124)	—	—	—	—	—
Sale of investments in unconsolidated joint ventures	—	—	—	(39)	—	—
Funds From Operations	$99,425	149,002	$0.67	$101,960	148,725	$0.69

The tables above show Funds From Operations (“FFO”) and the related reconciliation to Net Income Available to Common Stockholders for Cousins Properties Incorporated and Subsidiaries. The Company calculated FFO in accordance with the Nareit definition, which is net income available to common stockholders (computed in accordance with accounting principles generally accepted in the United States ("GAAP")), excluding extraordinary items, cumulative effect of change in accounting principle and gains or losses from sales of depreciable property, plus depreciation and amortization of real estate assets, impairment on depreciable investment property and after adjustments for unconsolidated partnerships and joint ventures to reflect FFO on the same basis.

FFO is used by industry analysts and investors as a supplemental measure of an equity REIT’s operating performance. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. Thus, Nareit created FFO as a supplemental measure of REIT operating performance that excludes historical cost depreciation, among other items, from GAAP net income. Management believes that the use of FFO, combined with the required primary GAAP presentations, has been fundamentally beneficial, improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. Company management evaluates operating performance in part based on FFO. Additionally, the Company uses FFO and FFO per share, along with other measures, as a performance measure for incentive compensation to its officers and other key employees.

Cousins Properties	34	Q1 2022 Supplemental Information

NON-GAAP FINANCIAL MEASURES - CALCULATIONS AND RECONCILIATIONS

	(in thousands)
	Three Months Ended
Net Operating Income	March 31, 2022	March 31, 2021

Net income	$28,163	$29,311
Net operating income from unconsolidated joint ventures	2,719	4,754
Fee income	(1,388)	(4,529)
Termination fee income	(1,462)	(42)
Other income	(2,283)	(214)
Reimbursed expenses	360	368
General and administrative expenses	8,063	6,733
Interest expense	15,525	17,208
Depreciation and amortization	70,744	70,870
Other expenses	221	590
Income from unconsolidated joint ventures	(1,124)	(1,903)
Gain on sale of investment in unconsolidated joint ventures	—	(39)
Loss on investment property transactions	69	17
Net Operating Income	119,607	123,124
Less:
Partners' share of NOI from consolidated joint ventures	(452)	(415)
Cousins' share of NOI	$119,155	$122,709

Net Operating Income	$119,607	$123,124
Non-cash income	(8,075)	(11,578)
Non-cash expense	229	151
Cash-Basis Net Operating Income	$111,761	$111,697

Net Operating Income
Same Property	$103,750	$105,912
Non-Same Property	15,857	17,212
	$119,607	$123,124

Cash-Basis Net Operating Income
Same Property	$97,460	$97,361
Non-Same Property	14,301	14,336
	$111,761	$111,697

Cousins Properties	35	Q1 2022 Supplemental Information

NON-GAAP FINANCIAL MEASURES - CALCULATIONS AND RECONCILIATIONS

RECONCILIATION OF PROJECTED NET INCOME AVAILABLE
TO COMMON STOCKHOLDERS TO PROJECTED FFO

	Full Year 2022 Guidance
	(in thousands, except per share amounts)
	Low		High
	Dollars	Per Share Amount (1)	Dollars	Per Share Amount (1)
Net Income Available to Common Stockholders and Net Income	$113,000	$0.75	$125,000	$0.83
Add: Depreciation and amortization of real estate assets	295,000	1.95	295,000	1.95
Funds From Operations	$408,000	$2.70	$420,000	$2.78

(1) Calculated based on projected weighted average shares outstanding of 151 million.

Cousins Properties	36	Q1 2022 Supplemental Information

NON-GAAP FINANCIAL MEASURES - DEFINITIONS
The Company uses non-GAAP financial measures in its filings and other public disclosures. The following lists non-GAAP financial measures that the Company commonly uses, a description for each measure, the reasons that management believes the measure is useful to investors and, if material, any additional uses of the measure by management of the Company.
“Cash-Basis Net Operating Income” represents Net Operating Income excluding straight-line rents, amortization of lease inducements, amortization of acquired above and below market rents, and non-cash ground lease expense.
“EBITDAre” is a supplemental operating performance measure used in the real estate industry. The Company calculates EBITDAre in accordance with the Nareit definition, which is net income (loss) available to common stockholders (computed in accordance with GAAP) plus interest expense, income tax expense, depreciation and amortization, losses (gains) on the disposition of depreciated property, and impairment. All additions include the Company's share of unconsolidated joint ventures. Management believes that EBITDAre provides analysts and investors with uniform and appropriate information to use in various ratios that evaluate the Company's level of debt.
"Funds Available for Distribution” (“FAD”) represents FFO adjusted to exclude the effect of non-cash items and transaction costs and include deductions for second generation CAPEX. Management believes that FAD provides analysts and investors with information that assists in the comparability of the Company's dividend policy with other real estate companies.
“Funds From Operations” (“FFO”) is a supplemental operating performance measure used in the real estate industry. The Company calculates FFO in accordance with the Nareit definition: net income (loss) available to common stockholders (computed in accordance with GAAP), excluding extraordinary items, cumulative effect of change in accounting principle and gains or losses from sales of depreciable real property, plus depreciation and amortization of real estate assets, impairment on depreciable investment property and after adjustments for unconsolidated partnerships and joint ventures to reflect FFO on the same basis. FFO is used by industry analysts and investors as a supplemental measure of an equity REIT's operating performance. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. Thus, Nareit created FFO as a supplemental measure of REIT operating performance that excludes historical cost depreciation, among other items, from GAAP net income. Management believes that the use of FFO, combined with the required primary GAAP presentations, has been fundamentally beneficial, improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. Company management evaluates operating performance in part based on FFO. Additionally, the Company uses FFO and FFO per share, along with other measures, as a performance measure for incentive compensation to its officers and other key employees.
“Net Debt” represents the Company's consolidated debt plus the Company's share of unconsolidated debt less consolidated cash and cash equivalents and our share of unconsolidated cash and cash equivalents. The Company believes excluding cash and cash equivalents from total debt provides an estimate of the net contractual amount of borrowed capital to be repaid, which it believes is a beneficial disclosure to investors and analysts.
“Net Operating Income” ("NOI") is used by industry analysts, investors and Company management to measure operating performance of the Company's properties. NOI, which is rental property revenues (excluding termination fee income) less rental property operating expenses, excludes certain components from net income in order to provide results that are more closely related to a property's results of operations. Certain items, such as interest expense, while included in FFO and net income, do not affect the operating performance of a real estate asset and are often incurred at the corporate level as opposed to the property level. As a result, management uses only those income and expense items that are incurred at the property level to evaluate a property's performance. Depreciation, amortization, and impairment are also excluded from NOI for the reasons described under FFO above.
“Same Property Net Operating Income” represents Net Operating Income or Cash-Basis Net Operating Income for those office properties that were stabilized and owned by the Company for the entirety of all comparable reporting periods presented. A stabilized property is one that has achieved 90% economic occupancy or has been substantially complete and owned by the Company for one year. Same Property Net Operating Income or Cash-Basis Same Property Net Operating Income allows analysts, investors and management to analyze continuing operations and evaluate the growth trend of the Company's portfolio.
“Second Generation Tenant Improvements and Leasing Costs and Building Capital Expenditures” is used in the valuation and analysis of real estate. Because the Company develops and acquires properties, in addition to operating existing properties, its property acquisition and development expenditures included in the Statements of Cash Flows includes both initial costs associated with developing and acquiring investment assets and those expenditures necessary for operating and maintaining existing properties at historic performance levels. The latter costs are referred to as second generation costs and are useful in evaluating the economic performance of the asset and in valuing the asset. Accordingly, the Company discloses the portion of its property acquisition and development expenditures that pertain to second generation space in its operating properties. The Company excludes from second generation costs amounts incurred to lease vacant space in newly acquired buildings, leasing costs for spaces that have been vacant for one year or more, building improvements on newly acquired buildings that management identifies as necessary to bring the building to the Company's operational standards, and leasing costs and building improvements associated with properties identified as under redevelopment or repositioning. In addition, the Company excludes building improvements intended to attract tenants to increase revenues and/or occupancy rates.

Cousins Properties	37	Q1 2022 Supplemental Information